                                                                     EXHIBIT 4.3

               CENTERPOINT ENERGY TRANSITION BOND COMPANY II, LLC

                                     Issuer

                                       and

                            WILMINGTON TRUST COMPANY

                                     Trustee

                      DEUTSCHE BANK TRUST COMPANY AMERICAS

                             Securities Intermediary

                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of December 16, 2005

                             ----------------------

                    Senior Secured Transition Bonds, Series A

This FIRST SUPPLEMENTAL INDENTURE dated as of December 16, 2005 (this "Supplement"), by and among CenterPoint Energy Transition Bond Company II, LLC, a Delaware limited liability company (the "Issuer"), Wilmington Trust Company, a Delaware banking corporation, in its capacity as trustee (the "Trustee"), and Deutsche Bank Trust Company Americas, a New York banking corporation, in its capacity as securities intermediary (the "Securities Intermediary") is entered into pursuant to the Indenture dated as of even date herewith among the Issuer, the Trustee and the Securities Intermediary (the "Indenture").

                     PRELIMINARY STATEMENT; GRANTING CLAUSE

      Section 9.01 of the Indenture provides, among other things, that the Issuer and the Trustee may at any time and from time to time enter into one or more Supplemental Indentures for the purpose of authorizing the issuance by the Issuer of a Series of Transition Bonds and specifying the terms thereof. The Issuer has duly authorized the execution and delivery of this Supplement and the creation of a Series of Transition Bonds with an initial aggregate principal amount of $1,851,000,000 to be known as the Issuer's Senior Secured Transition Bonds, Series A (the "Senior Secured Transition Bonds, Series A"). All acts and all things necessary to make the Senior Secured Transition Bonds, Series A, when duly executed by the Issuer and authenticated by or on behalf of the Trustee as provided in the Indenture and this Supplement and issued by the Issuer, the valid, binding and legal obligations of the Issuer and to make this Supplement a valid and enforceable supplement to the Indenture have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly and lawfully authorized. The Issuer and the Trustee are executing and delivering this Supplement in order to provide for the Senior Secured Transition Bonds, Series A.

            The "Series Trust Estate" shall consist of, and the Issuer hereby absolutely and irrevocably Grants to the Trustee, as trustee for the benefit of the Holders of the Senior Secured Transition Bonds, Series A issued and outstanding, all of the Issuer's right, title and interest whether now owned or hereafter acquired (and whether now existing or hereafter arising), in, to and under (a) the Transition Property relating to the Senior Secured Transition Bonds, Series A purchased by the Issuer pursuant to the Sale Agreement relating to the Senior Secured Transition Bonds, Series A and all proceeds thereof, (b) the Sale Agreement relating to the Senior Secured Transition Bonds, Series A,
(c) the Bill of Sale delivered by the Seller pursuant to the Sale Agreement relating to the Senior Secured Transition Bonds, Series A, (d) the Servicing Agreement relating to the Senior Secured Transition Bonds, Series A and the Intercreditor Agreement executed in connection therewith, (e) the Administration Agreement, (f) the Collection Account relating to the Senior Secured Transition Bonds, Series A and all subaccounts thereof (including, without limitation, the General Subaccount, the Overcollateralization Subaccount, the Capital Subaccount and the Excess Funds Subaccount relating to the Senior Secured Transition Bonds, Series A) and all cash, securities, instruments, investment property or other assets credited to or deposited in that Collection Account or any subaccount thereof from time to time or purchased with funds therefrom, and all financial assets and securities entitlements carried therein or credited thereto, (g) the REP Deposit Account relating to the Senior Secured Transition Bonds, Series A,
(h) all other property of whatever kind owned from time to time by the Issuer other than any cash released to the Issuer by the Trustee pursuant to Section
8.02 of the Indenture, (i) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and (j) all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, general intangibles, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, payment intangibles, letter-of-credit rights, investment property, commercial tort claims, documents, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing; provided, however, that, for the avoidance of doubt, the Series
Trust Estate does not include any funds received by the issuer representing payments in respect of letters of credit for which each of Deutsche Bank Trust Company Americas and Wilmington Trust Company is the beneficiary.

            Such Grant is made to the Trustee to have and to hold in trust to secure the payment of principal of and premium, if any, and interest on, and any other amounts (including all fees, expenses, counsel fees and other amounts due and owing to the Trustee, and any credit enhancement provider) owing in respect of, the Senior Secured Transition Bonds, Series A equally and ratably without prejudice, preference, priority or distinction, except as expressly provided in the Indenture and this Supplement and to secure performance by the Issuer of all of the Issuer's obligations under the Indenture and this Supplement with respect to the Senior Secured Transition Bonds, Series A, all as provided in the Indenture and this Supplement; provided, however, that in no event shall the proceeds of the issuance of the Senior Secured Transition Bonds, Series A constitute a portion of the Series Trust Estate.

            The Trustee, as trustee on behalf of the Holders of the Transition Bonds, acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions hereof and agrees to perform its duties as set forth in the Indenture and this Supplement.

                                    ARTICLE I

                                   DEFINITIONS

            All terms used in this Supplement that are defined in the Indenture, either directly or by reference therein, have the meanings assigned to such terms in the Indenture, except to the extent such terms are defined or modified in this Supplement or the context clearly requires otherwise.

                                   ARTICLE II

                          OTHER DEFINITIONAL PROVISIONS

                  SECTION 2.01. "Authorized Denominations" means $1,000 and integral multiples thereof, except for one Transition Bond of each Tranche which may be of a smaller denomination.

                  SECTION 2.02. "Calculation Period" means, with respect to a Payment Date, the period from and including the preceding Payment Date to but excluding such Payment Date, or in the case of the first Calculation Period, from and including the Series Issuance Date to but excluding the initial Payment Date.

                  SECTION 2.03. "Expected Amortization Schedule" means Schedule A to this Supplement.

                  SECTION 2.04. "Expected Final Payment Date" means, with respect to any Tranche of the Senior Secured Transition Bonds, Series A, the expected final payment date therefor, as specified in Article IV of this Supplement.

                  SECTION 2.05. "Final Maturity Date" means, with respect to any Tranche of the Senior Secured Transition Bonds, Series A, the final maturity date thereof, as specified in Article IV of this Supplement.

                  SECTION 2.06. "Interest Rate" has the meaning set forth in
Article IV of this Supplement.

                  SECTION 2.07. "Overcollateralization Amount" has the meaning set forth in Section 5.04 of this Supplement.

                  SECTION 2.08. "Payment Date" has the meaning set forth in
Section 5.01 of this Supplement.

                  SECTION 2.09. "Record Date" shall mean, with respect to any Payment Date, the close of business on the Business Day prior to such Payment Date.

                  SECTION 2.10. "Required Capital Amount" has the meaning set forth in Section 5.05 of this Supplement.

                  SECTION 2.11. "Series Issuance Date" has the meaning set forth in Section 3.02 of this Supplement.

                                  ARTICLE III

                       DESIGNATION; SERIES ISSUANCE DATES

                  SECTION 3.01. DESIGNATION. The Senior Secured Transition Bonds, Series A shall be designated generally as the Issuer's Senior Secured Transition Bonds, Series A and further denominated as Tranches A-1, A-2, A-3, A-4 and A-5.

                  SECTION 3.02. SERIES ISSUANCE DATE. The Senior Secured Transition Bonds, Series A that are authenticated and delivered by the Trustee to or upon the written order of the Issuer on December 16, 2005 (the "Series Issuance Date") shall have as their date of authentication December 16, 2005. Each other Senior Secured Transition Bond, Series A shall be dated the date of its authentication.

                  SECTION 3.03. BOOK-ENTRY. Upon original issuance, the Senior Secured Transition Bonds, Series A will be issued in the form of a typewritten Transition Bond or Transition Bonds representing the Book-Entry Transition Bonds, to be delivered to DTC, as the initial Clearing Agency, by, or on behalf of, the Issuer, pursuant to Section 2.11 of the Indenture.

                                   ARTICLE IV

               INITIAL PRINCIPAL BALANCE; INTEREST RATE; EXPECTED
                     FINAL PAYMENT DATE; FINAL MATURITY DATE

            (a) The Transition Bonds of each Tranche of the Senior Secured Transition Bonds, Series A shall have the initial principal balance, Expected Final Payment Date and Final Maturity Date and bear interest at the interest rate (the "Interest Rate") as set forth below:

           Initial Principal    Expected Final       Final
Series          Balance          Payment Date    Maturity Date    Interest Rate
-----      -----------------    --------------   -------------    -------------
A-1          $250,000,000           2/1/09          2/1/11           4.84%
A-2          $368,000,000           8/1/12          8/1/14           4.97%
A-3          $252,000,000           2/1/14          8/1/15           5.09%
A-4          $519,000,000           8/1/17          8/1/19           5.17%
A-5          $462,000,000           8/1/19          8/1/20          5.302%

            (b) The Expected Final Payment Date for each Tranche of the Senior Secured Transition Bonds, Series A will be the date when the outstanding principal balance of that Tranche will be reduced to zero if payments are made according to the Expected Amortization Schedule for that Tranche. The Final Maturity Date for each Tranche of the Senior Secured Transition Bonds, Series A will be the date when the Issuer is required to pay the entire remaining unpaid principal balance, if any, of all outstanding Senior Secured Transition Bonds, Series A of that Tranche.

            (c) Interest on the Senior Secured Transition Bonds, Series A will be paid before Principal of the Senior Secured Transition Bonds, Series A. If there is a shortfall in the amounts available in the Collection Account to make interest payments, the Trustee will distribute Interest Pro Rata to each Outstanding Tranche of Senior Secured Transition Bonds, Series A based on the amount of Interest payable on each Outstanding Tranche. Interest on the Senior Secured Transition Bonds, Series A will be calculated on the basis of a 360-day year of twelve 30-day months.

                                   ARTICLE V
                  PAYMENT DATES; EXPECTED AMORTIZATION SCHEDULE
                 FOR PRINCIPAL; INTEREST; OVERCOLLATERALIZATION
                 AMOUNT; REQUIRED CAPITAL AMOUNT; WATERFALL CAPS

                  SECTION 5.01. PAYMENT DATES. The "Payment Dates" for the Senior Secured Transition Bonds, Series A are February 1 and August 1 of each year or, if any such date is not a Business Day, the next succeeding Business Day, commencing on August 1, 2006, and continuing until the earlier of repayment of such Tranche in full and the applicable Final Maturity Date.

                  SECTION 5.02. EXPECTED AMORTIZATION SCHEDULE FOR PRINCIPAL. Unless an Event of Default has occurred and is continuing and the unpaid principal amount of all Tranches of Senior Secured Transition Bonds, Series A has been declared to be due and payable together with accrued and unpaid interest thereon, on each Payment Date the Trustee shall distribute to the Holders of record of the Senior Secured Transition Bonds, Series A as of the related Record Date amounts payable in respect of the Senior Secured Transition Bonds, Series A pursuant to Section 8.02(d) of the Indenture as Principal, in accordance with the Expected Amortization Schedule. To the extent that more than one Tranche of the Senior Secured Transition Bonds, Series A is to receive payments of Principal in accordance with the Expected Amortization Schedule on any Payment Date, such amounts will be allocated Pro Rata between such Tranches based on the Principal scheduled to be paid to such Tranches in accordance with the Expected Amortization Schedule on such Payment Date; provided, however, that if one or more Tranches did not receive Principal on the prior Payment Date and as a result the aggregate Outstanding Amount of such Tranche or Tranches was not reduced to the balance indicated in the Expected Amortization Schedule on such Payment Date, then such Tranches will be:

            (a) allocated funds from the applicable subaccount to make up such shortfalls prior to any Tranches receiving funds in respect of Principal scheduled to be paid on the current Payment Date, and

            (b) allocated funds from the applicable subaccount in respect of prior shortfalls on a Pro Rata basis based on the amount each such shortfall bears to the aggregate shortfalls;

provided, however, that other than in the event of an acceleration in no event shall a Principal payment pursuant to this Section 5.02 on any Tranche on a Payment Date be greater than the amount that reduces the Outstanding Amount of such Tranche of Senior Secured Transition Bonds, Series A to the amount specified in the Expected Amortization Schedule for such Tranche and Payment Date.

                  SECTION 5.03. INTEREST.

            (a) Interest will be payable on each Tranche of the Senior Secured Transition Bonds, Series A on each Payment Date as follows:

      1 if there has been a payment default, any Interest payable but unpaid on any prior Payment Date, together with Interest on such unpaid Interest, if any, and

      2 accrued Interest on the principal balance of each Tranche of the Senior Secured Transition Bonds, Series A as of the close of business on the preceding Payment Date, or the date of the original issuance of the Tranche of the Senior Secured Transition Bonds, Series A, as applicable, after giving effect to all payments of Principal made on the preceding Payment Date;

      provided, however, that, with respect to the initial Payment Date or if no payment has yet been made, interest on the outstanding principal balance shall accrue from and including the Series Issuance Date to, but excluding, the following Payment Date, and thereafter from and including the previous Payment Date to, but excluding, the applicable

      Payment Date until the Transition Bonds have been paid in full, at the interest rate indicated in Article IV.

                  SECTION 5.04. OVERCOLLATERALIZATION AMOUNT. The
"Overcollateralization Amount" for the Senior Secured Transition Bonds, Series A shall be zero dollars ($0).

                  SECTION 5.05. REQUIRED CAPITAL AMOUNT. The "Required Capital Amount" for the Senior Secured Transition Bonds, Series A shall be $9,255,000, which is equal to 0.5% of the initial outstanding principal balance of the Senior Secured Transition Bonds, Series A.

                  SECTION 5.06. PREMIUM. There will be no early redemption of the Senior Secured Transition Bonds, Series A, and therefore no Premium will be payable in connection with the early redemption of the Senior Secured Transition Bonds, Series A.

                  SECTION 5.07. WATERFALL CAPS The Indemnity Amounts payable with respect to the Senior Secured Transition Bonds, Series A pursuant to
Section 8.02(d)(i) shall not exceed $800,000 during any calendar year. The amounts paid in respect of the Trustee's fees and expenses in Section 8.02(d)(i), the Servicing Fee in Section 8.02(d)(ii), the administration and independent managers' fees in Section 8.02(d)(iii), the ordinary periodic Operating Expenses in Section 8.02(d)(iv) and the remaining Operating Expenses in Section 8.02(d)(ix) shall not exceed $1,278,500 in the aggregate during any calendar year unless the PUCT approves a different aggregate amount of such payments.

                                   ARTICLE VI

                            AUTHORIZED DENOMINATIONS

                  The Senior Secured Transition Bonds, Series A shall be issuable in the Authorized Denominations.

                                  ARTICLE VII

                                   REDEMPTION

                  The Senior Secured Transition Bonds, Series A shall not be subject to mandatory or optional redemption.

                                  ARTICLE VIII

                               CREDIT ENHANCEMENT

                  No credit enhancement (other than the Overcollateralization Amount, the Excess Funds Account, the Required Capital Amount and any adjustments to the Transition Charges approved by the PUCT as provided in the Texas Electric Choice Plan) is provided for the Senior Secured Transition Bonds, Series A.

                                   ARTICLE IX

             DELIVERY AND PAYMENT FOR THE SENIOR SECURED TRANSITION
         BONDS, SERIES A; FORM OF THE SENIOR SECURED TRANSITION BONDS,
                                    SERIES A

            The Trustee shall deliver or cause to be delivered the Senior Secured Transition Bonds, Series A to the Issuer when authenticated in accordance with Section 2.02 of the Indenture. Each Senior Secured Transition Bond, Series A shall be in the form of Exhibit A hereto, which is incorporated herein by reference.

                                    ARTICLE X

                                  MISCELLANEOUS

                  SECTION 10.01. CONFIRMATION OF INDENTURE. As supplemented by this Supplement, the Indenture is in all respects ratified and confirmed and the Indenture, as so supplemented by this Supplement, shall be read, taken, and construed as one and the same instrument.

                  SECTION 10.02. EFFECTS OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                  SECTION 10.03. COUNTERPARTS. This Supplement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

                  SECTION 10.04. GOVERNING LAW. This Supplement shall be construed in accordance with the laws of the State of Texas, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  SECTION 10.05. RIGHTS OF TRUSTEE, SECURITIES INTERMEDIARY and OTHERS. The Trustee, the Securities Intermediary, the authenticating agent, the Transition Bond Registrar and the Paying Agent shall be entitled to the same rights, protections, immunities, and indemnities set forth in the Indenture as if specifically set forth herein.

IN WITNESS WHEREOF, the Issuer, the Trustee and the Securities Intermediary have caused this Supplement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                     CENTERPOINT ENERGY TRANSITION BOND
                                         COMPANY II, LLC,
                                         as Issuer

                                     By: /s/ MARC KILBRIDE
                                         --------------------------------------
                                         Name: Marc Kilbride
                                         Title: Manager

                                     WILMINGTON TRUST COMPANY,
                                        not in its individual capacity but
                                        solely as Trustee on behalf of the
                                        Transition Bondholders

                                     By: /s/ ERWIN M. SORIANO
                                         --------------------------------------
                                         Name: Erwin M. Soriano
                                         Title: Assistant Vice President

                                     DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                        not in its individual capacity but
                                        solely as Securities Intermediary

                                     By: /s/ JENNA KAUFMAN
                                         --------------------------------------
                                         Name: Jenna Kaufman
                                         Title: Vice President

                                   SCHEDULE A

                         Expected Amortization Schedule

                          Outstanding Principal Balance

              TRANCHE          TRANCHE          TRANCHE          TRANCHE          TRANCHE
 PAYMENT        A-1              A-2              A-3              A-4              A-5
  DATE        BALANCE          BALANCE          BALANCE          BALANCE          BALANCE
---------   ------------     ------------     ------------     ------------     ------------
 Series
Issuance
  Date      $250,000,000     $368,000,000     $252,000,000     $519,000,000     $462,000,000
 8/1/06     $231,435,317     $368,000,000     $252,000,000     $519,000,000     $462,000,000
 2/1/07     $179,908,675     $368,000,000     $252,000,000     $519,000,000     $462,000,000
 8/1/07     $144,571,638     $368,000,000     $252,000,000     $519,000,000     $462,000,000
 2/1/08     $ 89,916,590     $368,000,000     $252,000,000     $519,000,000     $462,000,000
 8/1/08     $ 50,875,178     $368,000,000     $252,000,000     $519,000,000     $462,000,000
 2/1/09                -     $360,066,563     $252,000,000     $519,000,000     $462,000,000
 8/1/09                -     $317,117,443     $252,000,000     $519,000,000     $462,000,000
 2/1/10                -     $253,934,484     $252,000,000     $519,000,000     $462,000,000
 8/1/10                -     $207,053,841     $252,000,000     $519,000,000     $462,000,000
 2/1/11                -     $139,554,687     $252,000,000     $519,000,000     $462,000,000
 8/1/11                -     $ 88,537,461     $252,000,000     $519,000,000     $462,000,000
 2/1/12                -     $ 16,503,845     $252,000,000     $519,000,000     $462,000,000
 8/1/12                -                -     $213,121,395     $519,000,000     $462,000,000
 2/1/13                -                -     $136,291,216     $519,000,000     $462,000,000
 8/1/13                -                -     $ 76,210,864     $519,000,000     $462,000,000
 2/1/14                -                -                -     $513,249,049     $462,000,000
 8/1/14                -                -                -     $448,198,338     $462,000,000
 2/1/15                -                -                -     $360,804,209     $462,000,000
 8/1/15                -                -                -     $290,434,163     $462,000,000
 2/1/16                -                -                -     $197,270,773     $462,000,000
 8/1/16                -                -                -     $121,240,531     $462,000,000
 2/1/17                -                -                -     $ 21,943,148     $462,000,000
 8/1/17                -                -                -                -     $401,924,376
 2/1/18                -                -                -                -     $296,111,800
 8/1/18                -                -                -                -     $207,644,275
 2/1/19                -                -                -                -     $ 94,860,410
 8/1/19                -                -                -                -                -

                    EXHIBIT A TO FIRST SUPPLEMENTAL INDENTURE

REGISTERED                                                $

No. _______

                       SEE REVERSE FOR CERTAIN DEFINITIONS

                                    CUSIP NO.

THE PRINCIPAL OF THIS TRANCHE [ ] SENIOR SECURED TRANSITION BOND, SERIES A WILL BE PAID IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS TRANCHE [ ] SENIOR SECURED TRANSITION BOND, SERIES A AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THE HOLDER OF THIS TRANCHE [ ] SENIOR SECURED TRANSITION BOND, SERIES A HEREBY COVENANTS AND AGREES THAT PRIOR TO THE DATE THAT IS ONE YEAR AND ONE DAY AFTER THE PAYMENT IN FULL OF THE TRANCHE [ ] SENIOR SECURED TRANSITION BONDS, SERIES A, IT WILL NOT INSTITUTE AGAINST OR JOIN ANY OTHER PERSON IN INSTITUTING AGAINST THE ISSUER ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDINGS OR OTHER SIMILAR PROCEEDINGS UNDER THE LAWS OF THE UNITED STATES OR ANY STATE OF THE UNITED STATES.

               CENTERPOINT ENERGY TRANSITION BOND COMPANY II, LLC

             SENIOR SECURED TRANSITION BONDS, SERIES A, Tranche [ ].

                Initial       Expected Final    Tranche Final
Bond Rate   Principal Amount   Payment Date     Maturity Date
---------   ----------------  --------------    -------------
  ____%        $_______            ____             ______

            CenterPoint Energy Transition Bond Company II, LLC, a limited liability company organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to the registered holder under Section 2.05 of the Indenture ("Registered Holder"), or registered assigns, the Initial Principal Amount shown above in semiannual installments on the Payment Dates (as defined below) and in the amounts specified on the reverse hereof or, if less, the amounts determined pursuant to Section 8.02(d) of the Indenture, in each year, commencing on the date determined as provided on the reverse hereof and ending on or before the Final Maturity Date of this Tranche [ ] Senior Secured Transition Bond, Series A, to pay the entire unpaid principal hereof on such Final Maturity Date and to pay Interest, at the Bond Rate shown above, on each February 1 and August 1, or if any such day is not a Business Day, the next succeeding Business Day, commencing on August 1, 2006 and continuing until the earlier of the payment of the Principal hereof and the Final Maturity Date of this Tranche [ ] Senior Secured Transition Bond, Series A

(each a "Payment Date"), on the Principal amount of this Tranche [ ] Senior Secured Transition Bond, Series A outstanding from time to time. Interest on this Tranche [ ] Senior Secured Transition Bond, Series A will accrue for each Payment Date from the most recent Payment Date on which Interest has been paid to but excluding such Payment Date or, if no Interest has yet been paid, from December 16, 2005. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such Principal of and Interest on this Tranche [ ] Senior Secured Transition Bond, Series A shall be paid in the manner specified on the reverse hereof.

            The Principal of and Interest on this Tranche [ ] Senior Secured Transition Bond, Series A are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Tranche [ ] Senior Secured Transition Bond, Series A shall be applied first to Interest due and payable on this Tranche [ ] Senior Secured Transition Bond, Series A as provided above and then to the unpaid Principal of and premium, if any, on this Tranche [ ] Senior Secured Transition Bond, Series A, all in the manner set forth in Section 8.02(d) of the Indenture.

            This Tranche [ ] Senior Secured Transition Bond, Series A is a "transition bond" as such term is defined in the Texas Electric Choice Plan. Principal and Interest on this Tranche [ ] Senior Secured Transition Bond, Series A are payable from and secured primarily by the transition property authorized by the Financing Order. The Texas Electric Choice Plan provides that the State of Texas pledges "for the benefit and protection of financing parties and the electric utility, that it will not take or permit any action that would impair the value of the transition property, or except as permitted . . . [through the Transition Charge Adjustment Process] . . . reduce, alter, or impair the transition charges to be imposed, collected, and remitted to financing parties, until the principal, interest, and premium, and any other charges incurred and contracts to be performed in connection with the related transition bonds have been paid and performed in full."

            Reference is made to the further provisions of this Tranche [ ] Senior Secured Transition Bond, Series A set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Tranche
[ ] Senior Secured Transition Bond, Series A.

            Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Tranche [ ] Senior Secured Transition Bond, Series A shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by an Authorized Officer of the Issuer.

Date: ______________

                                              CENTERPOINT ENERGY TRANSITION BOND
                                                COMPANY II, LLC

                                              By: _____________________________
                                                  Name:  ____________
                                                  Title: ____________

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

Dated: ______________, 200_

            This is one of the Tranche [ ] Senior Secured Transition Bonds, Series A designated above and referred to in the within-mentioned Indenture.

                                       WILMINGTON TRUST COMPANY,
                                          not in its individual capacity but
                                          solely as Trustee on behalf of the
                                          Transition Bondholders

                                       By: DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                           as Authenticating Agent

                                       By: ____________________________________
                                           Name:
                                           Title:

                           REVERSE OF TRANSITION BOND

            This Tranche [ ] Senior Secured Transition Bond, Series A is one of a duly authorized issue of Transition Bonds of the Issuer, designated as its Transition Bonds, Series A (herein called the "Senior Secured Transition Bonds, Series A"), issued and to be issued in one or more Series, which Series are issuable in one or more Tranches, and this Series, in which this Tranche [ ] Senior Secured Transition Bond, Series A represents an interest, consists of Tranches, including the Tranche [ ] Senior Secured Transition Bonds, Series A (herein called the "Tranche [ ] Senior Secured Transition Bonds, Series A"), all issued and to be issued under an indenture dated as of December 16, 2005, and a supplemental indenture thereto dated as of even date therewith (such supplemental indenture, as supplemented or amended, the "Series A Supplement" and, collectively with such indenture, as supplemented or amended, the "Indenture"), each among the Issuer, Wilmington Trust Company, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), and Deutsche Bank Trust Company Americas, as Securities Intermediary, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the Series Trust Estate pledged, the nature and extent of the security, the respective rights, obligations and immunities thereunder of the Issuer, the Trustee and the Transition Bondholders and the terms and conditions under which additional Transition Bonds may be issued. All terms used in this Tranche [ ] Transition Bond that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in the Indenture.

            The Tranche [ ] Senior Secured Transition Bonds, Series A, the other Tranches of Senior Secured Transition Bonds, Series A and any other Series of Transition Bonds issued by the Issuer are and will be equally and ratably secured by the Series Trust Estate pledged as security therefor as provided in the Indenture or the Series A Supplement.

            The Principal of this Tranche [ ] Senior Secured Transition Bond, Series A shall be payable on each Payment Date only to the extent that amounts in the Collection Account are available therefor, and only until the outstanding Principal balance thereof on such Payment Date (after giving effect to all payments of Principal, if any, made on such Payment Date) has been reduced to the Principal balance specified in the Expected Amortization Schedule which is attached to the Series A Supplement as Schedule A, unless payable earlier because an Event of Default shall have occurred and be continuing and the Trustee or the Transition Bondholders representing not less than a majority of the Outstanding Amount of the Transition Bonds of all Series have declared the Transition Bonds to be immediately due and payable in accordance with Section
5.02 of the Indenture. However, actual Principal payments may be made in less than expected amounts and at later than expected times as determined pursuant to
Section 8.02(d) of the Indenture and Section 5.02 of the Series A Supplement. The entire unpaid Principal amount of this Tranche [ ] Senior Secured Transition Bond, Series A shall be due and payable on the Final Maturity Date of this Tranche [ ] Senior Secured Transition Bond, Series A. Notwithstanding the foregoing, the entire unpaid Principal amount of the Transition Bonds shall be due and payable, if not then previously paid, on the date on which an Event of Default shall have occurred and be continuing and the Trustee or the Transition Bondholders representing a majority of the Outstanding Amount of the Transition Bonds have declared the Transition Bonds to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All

Principal payments on the Tranche [ ] Senior Secured Transition Bonds, Series A shall be made pro rata to the Tranche [ ] Transition Bondholders entitled thereto based on the respective Principal amounts of the Senior Secured Transition Bonds, Series A held by them.

                Payments of Interest on this Tranche [ ] Senior Secured Transition Bond, Series A due and payable on each Payment Date, together with the installment of Principal or premium, if any, due on this Tranche [ ] Senior Secured Transition Bond, Series A on such Payment Date shall be made by check mailed first-class, postage prepaid, to the Person whose name appears as the Holder of this Tranche [ ] Senior Secured Transition Bond, Series A in the Transition Bond Register as of the close of business on the Record Date or in such other manner as may be provided in the Series A Supplement, except that with respect to Tranche [ ] Senior Secured Transition Bonds, Series A registered on the Record Date in the name of a Clearing Agency, payments will be made by wire transfer in immediately available funds to the account designated by such Clearing Agency and except for the final installment of Principal and premium, if any, payable with respect to this Tranche [ ] Senior Secured Transition Bond, Series A on a Payment Date which shall be payable as provided below. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears in the Transition Bond Register as of the applicable Record Date without requiring that this Tranche [ ] Senior Secured Transition Bond, Series A be submitted for notation of payment. Any reduction in the Principal amount of this Tranche [ ] Senior Secured Transition Bond, Series A (or any one or more predecessors to such Transition Bond) effected by any payments made on any Payment Date shall be binding upon all future Transition Bondholders of this Tranche [ ] Senior Secured Transition Bond, Series A and of any Tranche [ ] Senior Secured Transition Bond, Series A issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid Principal amount of this Tranche [ ] Senior Secured Transition Bond, Series A on a Payment Date, then the Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Holder hereof as of the second preceding Record Date to such Payment Date by notice mailed no later than five days prior to such final Payment Date and shall specify that such final installment will be payable to the Holder hereof as of the Record Date immediately preceding such final Payment Date and only upon presentation and surrender of this Tranche [ ] Senior Secured Transition Bond, Series A and shall specify the place where this Tranche [ ] Senior Secured Transition Bond, Series A may be presented and surrendered for payment of such installment.

            The Issuer shall pay Interest on overdue installments of Interest on this Tranche [ ] Senior Secured Transition Bond, Series A at the Bond Rate for Tranche [ ] to the extent lawful.

            As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Tranche [ ] Senior Secured Transition Bond, Series A may be registered in the Transition Bond Register upon surrender of this Tranche [ ] Senior Secured Transition Bond, Series A for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an Eligible Guarantor Institution, and thereupon one or more new Tranche [ ] Senior Secured Transition Bonds, Series A of any Authorized Denominations and in the same aggregate unpaid Principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Tranche [ ] Transition Bond, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange.

            Prior to the due presentment for registration of transfer of this Tranche [ ] Senior Secured Transition Bond, Series A, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Tranche [ ] Senior Secured Transition Bond, Series A is registered (as of the day of determination) as the owner hereof for the purpose of receiving payments of Principal of and premium, if any, and Interest on this Tranche [ ] Senior Secured Transition Bond, Series A and for all other purposes whatsoever, whether or not this Tranche [ ] Senior Secured Transition Bond, Series A be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Transition Bondholders under the Indenture at any time by the Issuer with the consent of the Transition Bondholders representing a majority of the Outstanding Amount of all Transition Bonds at the time Outstanding of each Series or Tranche to be affected. The Indenture also contains provisions permitting the Transition Bondholders representing specified percentages of the Outstanding Amount of the Transition Bonds of all Series, on behalf of all Transition Bondholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Transition Bondholders of this Tranche [ ] Senior Secured Transition Bond, Series A (or any one or more predecessors of such Transition Bonds) shall be conclusive and binding upon such Transition Bondholder and upon all future Transition Bondholders of this Tranche [ ] Senior Secured Transition Bond, Series A and of any Tranche [ ] Senior Secured Transition Bond, Series A issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Tranche [ ] Senior Secured Transition Bond, Series A The Indenture also permits the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Transition Bondholders.

            The term "Issuer" as used in this Tranche [ ] Senior Secured Transition Bond, Series A includes any successor to the Issuer under the Indenture.

            The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate.

            The Tranche [ ] Senior Secured Transition Bonds, Series A are issuable only in registered form in Authorized Denominations as provided in the Indenture and the Series A Supplement, subject to certain limitations therein set forth.

            This Tranche [ ] Senior Secured Transition Bond, Series A, the Indenture and the Series A Supplement shall be construed in accordance with the laws of the State of Texas, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

            No reference herein to the Indenture and no provision of this Tranche [ ] Senior Secured Transition Bond, Series A or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the Principal of and Interest on this Tranche [ ] Senior Secured Transition Bond, Series A at the times, place, and rate, and in the coin or currency herein prescribed.

                                   ASSIGNMENT

            Social Security or taxpayer I.D. or other identifying number of assignee ______________.

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________

                         (name and address of assignee)

the Tranche [ ] Senior Secured Transition Bond, Series A and all rights thereunder, and hereby irrevocably constitutes and appoints

                         (name and address of appointee)

attorney, to transfer said Tranche [ ] Senior Secured Transition Bond, Series A on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

______________________          _________________________________*
                                Signature Guaranteed:

_______________________         _________________________________

* NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the Tranche [ ] Senior Secured Transition Bond, Series A in every particular, without alteration, enlargement or any change whatsoever.